Exhibit 10.2

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

BETWEEN

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND

AND

OHA PRIVATE CREDIT ADVISORS LLC

This Amended and Restated Administration Agreement (“Agreement”) is made as of March 20, 2024 by and between T. Rowe Price OHA Select Private Credit Fund, a Delaware statutory trust (the “Fund”), and OHA Private Credit Advisors LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Fund is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Administrator was initially formed as a Delaware limited partnership and subsequently converted into a Delaware limited liability company on June 6, 2023; and

WHEREAS, the Fund and the Administrator previously entered into that certain Administration Agreement dated as of November 10, 2022 (the “Initial Agreement”); and

WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Fund on the terms and conditions hereafter set forth; and

WHEREAS, the Fund and the Administrator desire to amend and restate the Initial Agreement in its entirety, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Fund and the Administrator hereby agree as follows:

1. Duties of the Administrator.

(a) Employment of Administrator. The Fund hereby retains the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Trustees of the Fund (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund pursuant to this agreement.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative and compliance services necessary for the operation of the Fund, including, but not limited to, maintaining financial records, filing of the Fund’s tax returns, overseeing the calculation of the Fund’s net asset value, compliance monitoring (including diligence and oversight of the Fund’s other service providers), preparing reports to the Fund’s shareholders and reports filed with the Securities and Exchange Commission (the “SEC”) and other regulators, preparing materials and coordinating meetings of the Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others, providing office space, equipment and office services, and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Fund, conduct relations with sub-administrators, custodians, depositories, depositaries, transfer agents, escrow agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable in fulfilling its administrative duties. The Administrator shall make reports to the Board of its performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. OHA Private Credit Advisors LLC, in its capacity as both the Fund’s investment adviser (the “Adviser”) and the Administrator, may provide on the Fund’s behalf significant managerial assistance to those portfolio companies that request such assistance. For the avoidance of any doubt, the parties agree that the Administrator is authorized to enter into and anticipates entering into sub-administration agreements as the Administrator determines necessary in order to carry out the services set forth in this paragraph, subject to the prior approval of the Board.

2. Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. The Administrator may delegate the foregoing responsibility to a third party with the consent of the Board, subject to the oversight of the Administrator and the Fund. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it or its delegate maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it or its delegate maintains for the Fund pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Confidentiality. The parties hereto agree that each shall treat all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4. Compensation; Allocation of Costs and Expenses. In full consideration of the provision of the services of the Administrator, the Fund shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations, including the Fund’s allocable portion of the costs and expenses of providing personnel and facilities hereunder, except as otherwise provided herein and in that certain Investment Advisory Agreement, by and between the Fund and the Adviser, as amended from time to time (the “Advisory Agreement”).

Except as specifically provided herein or otherwise in the Advisory Agreement, the Fund anticipates that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, salaries, bonus and benefits, rent, utilities, insurance, payroll taxes, bonuses, employee benefits, furnishings, telecommunications and certain information services and certain office expenses, including office supplies and equipment and other similar expenses and the other routine overhead expenses, of such personnel allocable to such services, (individually and collectively, “Overhead”) will be provided and paid for by the Adviser. The Fund will bear all other costs and expenses of its operations, administration and transactions, including, but not limited to:

(a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement;

(b) the Fund’s allocable portion of Overhead (excluding, for the avoidance of doubt, rent or depreciation, utilities, capital equipment or other administrative items of the Administrator) and other expenses paid for and/or advanced by the Administrator on behalf of the Fund in connection with the provision of  its administrative obligations under this Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer, chief operating officer, chief legal officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any personnel of OHA or any of its Affiliates (as defined below) providing non-investment related services to the Fund; and

(c) all other expenses of the Fund’s operations, administration and transactions including, without limitation, those relating to:

(i) organization and offering fees, costs and expenses associated with this offering (including legal, accounting (including expenses of in-house legal, accounting, tax and other professionals of the Adviser, inclusive of their allocated Overhead), printing, mailing, subscription processing and filing fees,  costs and expenses (including “blue sky” laws and regulations) and other offering fees, costs and expenses, including fees, costs and expenses associated with technology integration between the Fund’s systems and those of participating intermediaries, diligence expenses of participating intermediaries, fees, costs and expenses in connection with preparing the preparation of the Fund’s governing documents, offering memoranda, sales materials and other marketing expenses, design and website fees, costs and expenses, fees, costs and expenses of the Fund’s escrow agent, transfer agent and sub-transfer agent, fees, costs and expenses to attend retail seminars sponsored by participating intermediaries and fees, costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the shareholder servicing fees);

(ii) all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors), administrators, auditors (including, for the avoidance of doubt, the Fund’s financial audit, and with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA member state in connection with such Directive (the “AIFMD”)), investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisors, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator and its affiliates in the credit-focused business of the Adviser), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology, portfolio reconciliation, portfolio compliance and reporting or other services or that are otherwise related to the implementation, maintenance and supervision of the procedures relating to the books and records of the Fund and any personnel related thereto, inclusive of their allocated Overhead (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Fund if outside service providers provided the same services); fees, costs, and expenses herein include (x) fees, costs and expenses for time spent by its in-house attorneys and tax advisors that provide legal advice and/or services to the Fund or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Fund and (y) fees, costs and expenses incurred to provide administrative and accounting services to the Fund or its portfolio companies, and fees, costs, expenses and charges incurred directly by the Fund or Affiliates in connection such services (including Overhead related thereto), in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Fund or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services of the same skill and expertise, in accordance with the Adviser’s expense allocation policy);

(iii) all fees, costs, expenses of calculating the Fund’s NAV, including the cost of any third-party valuation services;

(iv) all fees, costs, expenses of effecting any sales and repurchases of the shares of the Fund and other securities;

(v) any fees, costs and expenses payable under any managing dealer and selected intermediary agreements, if any;

(vi) all interest and fees, costs and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

(vii) all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(viii) all fees, costs and expenses incurred in connection with the formation or maintenance of entities or vehicles, including special purpose vehicles, to hold the Fund’s assets for tax or other purposes;

(ix) all fees, costs and expenses of derivatives and hedging;

(x) all fees, costs and expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;

(xi) all fees, costs and expenses (including the allocable portions of Overhead and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

(xii) all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(xiii) all allocated fees, costs and expenses incurred by the Administrator in providing managerial assistance to those portfolio companies that request it;

(xiv) all brokerage fees, costs and expenses, hedging fees, costs and expenses, prime brokerage fees, costs and expenses, custodial fees, costs and expenses, agent bank and other bank service fees, costs and expenses; private placement fees, costs and expenses, commissions, appraisal fees, commitment fees and underwriting fees, costs and expenses; fees, costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xv) investment fees, costs and expenses, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities, including without limitation any travel and accommodations expenses related to such vehicle and the salary and benefits of any personnel (including personnel of the Adviser or its Affiliates) and/or in connection with the maintenance and operation of such vehicle, or other Overhead expenses (including any fees, costs and expenses associated with the leasing of office space (which may be made with one or more Affiliates of the Adviser as lessor in connection therewith));

(xvi) all transfer agent, sub-transfer agent, dividend agent and custodial fees, costs and expenses;

(xvii) all federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(xviii) independent trustees’ fees and expenses including travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees;

(xix) costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(xx) all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Adviser or its Affiliates in connection with such provision of services thereby);

(xxi) all fees, costs and expenses of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

(xxii) all proxy voting fees, costs and expenses;

(xxiii) all fees, costs and expenses associated with an exchange listing (to the extent applicable);

(xxiv) any and all taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all fees, costs and expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xxv) all fees, costs and expenses of any litigation, arbitration or audit involving the Fund any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, Trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

(xxvi) all fees, costs and expenses associated with the Fund’s information, obtaining and maintaining technology (including any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems such as “Wall Street Office,” “Everest” (Allvue), “Trinity” and similar systems and services, including consultant, software licensing, data management and recovery services fees and any tools, programs, subscriptions or other systems providing market data, analytical, database, news or third-party research or information services and the costs of any related professional service providers), third party or proprietary hardware/software, data-related communication, market data and research (including news and quotation equipment and services and including costs allocated by the Adviser’s or its Affiliates’ internal and third-party research group (which are generally based on time spent, assets under management, usage rates, proportionate holdings or a combination thereof or other reasonable methods determined by the Administrator) and expenses and fees (including compensation costs) charged or specifically attributed or allocated by Adviser and/or its Affiliates for data-related services provided to the Fund and/or its portfolio companies (including in connection with prospective investments), each including expenses, charges, fees and/or related costs of an internal nature; reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

(xxvii) all fees, costs and expenses of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a BDC;

(xxviii) all fees, costs and expenses associated with individual or group shareholders;

(xxix) all insurance fees, costs and expenses (including fidelity bond, Trustees and officers errors and omissions liability insurance);

(xxx) all fees, costs and expenses of winding up and liquidating the Fund’s assets;

(xxxi) all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations), but excluding, for the avoidance of doubt, any expenses incurred for general administrative, compliance, and regulatory matters of the Administrator and its affiliates that are not related to the Fund and its activities;

(xxxii) all fees, costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers;

(xxxiii) all fees, costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Adviser or its Affiliates for meetings with existing investors and any intermediaries, registered investment advisors, financial and other advisors representing such existing investors; and

(xxxiv) all other fees, costs and expenses incurred by the Administrator in connection with administering the Fund’s business.

From time to time, the Administrator or its Affiliates may pay third-party providers of goods or services. The Fund will reimburse the Administrator or its Affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

Costs and expenses of OHA Private Credit Advisors LLC, in its capacity as both the Administrator and the Adviser, that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

5. Limitation of Liability.  To the fullest extent permitted by law, none of the Administrator and its respective directors, trustees, officers, equityholders or members (and their equityholders or members, including the owners of their equityholders or members), agents, employees, controlling persons (as determined under the Investment Company Act (“Controlling Persons”)), any other person or entity Affiliated with the Administrator (including each of their respective directors, trustees, officers, equityholders or members (and their equityholders or members, including the owners of their equityholders or members), agents, employees or Controlling Persons) and any other person or entity acting on behalf of, the Administrator (each, a “Protected Person”) shall be liable to the Fund or to any shareholder for (a) any action taken or omitted to be taken, or alleged to be taken or omitted to be taken, by a Protected Person or any other person with respect to the Fund, including any negligent act or failure to act, except for any liability resulting from such Protected Person’s own fraud, willful malfeasance or gross negligence or (b) losses due to the negligence of brokers or other agents of the Fund unless such Protected Person was responsible for the selection of such broker or other agent and such Protected Person acted in such selection with fraud, willful malfeasance or gross negligence. For purposes of this Agreement, “Affiliate” or “Affiliated” or any derivation thereof means with respect to any individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association (“Person”): (a) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 25% or more of the outstanding voting securities of such other Person; (b) any Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; or (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Each Protected Person may consult with counsel and accountants in respect of Fund affairs (including interpretations of this Agreement) and shall be fully protected and justified in any action or inaction that is taken or omitted in good faith, in reliance upon and in accordance with the advice or opinion of such counsel or accountants selected without fraud, willful malfeasance or gross negligence.  In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the officers, directors, employees, consultants, attorneys, accountants and professional advisors of the Fund and the Adviser, selected without fraud, willful malfeasance or gross negligence; provided, that such counsel or accountants were provided with all facts known by the Fund or the Administrator (and believed to be material) in connection with the advice being sought.

(a) Indemnification. To the fullest extent permitted by law, the Fund shall indemnify, hold harmless, protect and defend each Protected Person from and against any and all losses, claims, damages, costs, liabilities and/or actions, suits or proceedings (whether civil, criminal, administrative or investigative and whether such action, suit or proceeding is brought or initiated by the Fund or a third party), including legal fees or other expenses incurred in investigating or defending against any such losses (including trade error losses), claims, damages, costs, liabilities or actions, suits or proceedings, and any amounts expended in settlement of any claims approved by the Fund and/or the Administrator (as applicable) (collectively, “Liabilities”) to which any Protected Person may become subject:

(i) by reason of any act or omission or alleged act or omission (even if negligent) performed or omitted to be performed on behalf of the Fund, the Administrator and/or any of their respective Affiliates or otherwise in connection with the business of the Fund or its investment activities;

(ii) by reason of the fact that such Protected Person is or was acting (or omitting to act) in connection with the business of the Fund or its administrative activities or its Administrator in any capacity or that it is or was serving at the request of the Fund as a direct or indirect partner, stockholder, member, director, officer, employee, manager, trustee, specified agent and/or legal representative of any Person, including any Subsidiary or any Issuer; or

(iii) by reason of any other act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of the Fund;

unless, in each case, such Liability (x) was determined by a court of competent jurisdiction to have resulted from such Protected Person’s own fraud, willful malfeasance or gross negligence or (y) results from claims or proceedings arising solely out of internal disputes between or among direct or indirect partners of the Administrator.  In addition, the Fund may indemnify and hold harmless other service providers of the Fund on the same or similar (or other) terms as those described herein with respect to Protected Persons.

(b) Reimbursement of Expenses.  The Fund shall promptly reimburse (upon receipt of an undertaking by or on behalf of such Protected Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Fund as authorized in this Section 5(b), or as may otherwise be required by the Investment Company Act) each Protected Person the attorneys’ fees and other fees, costs and expenses (as incurred to the extent permitted by the Investment Company Act) of each Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit, action or other proceeding relating to any Liabilities for which such Protected Person may be indemnified pursuant to this Section 5(b); provided, that, if it is determined by a court of competent jurisdiction that such Protected Person is not entitled to the indemnification provided by this Section 5(b), then such Protected Person shall repay such reimbursed or advanced amounts to the Fund; provided, further, that the advancement of reasonable legal or other expenses (as incurred) provided by this Section 5(b) shall not be permitted if the related claim, lawsuit or other proceeding has been brought forth by a majority-in-interest of the shareholders.  Notwithstanding the foregoing or any other provision herein, in the event that it is finally judicially determined (including by way of another applicable court of competent jurisdiction overturning a prior decision of a court of first instance) that a Protected Person did not engage in the conduct described in the final paragraph of Section 5(a), then the exculpation, indemnification, advancement and reimbursement terms described in the introduction of Section 5 and this Section 5(b) (including such Protected Person’s entitlement to indemnification and reimbursement) shall be applied and determined based solely on such final judicial determination.

(c) Survival and Limitation of Protection.

(i) The provisions of this Section 5(a) shall continue to afford protection to each Protected Person regardless of whether such Protected Person remains in the position or capacity pursuant to which such Protected Person became entitled to indemnification under this Section 5(a) and regardless of any subsequent amendment to this Agreement; provided, that no such amendment shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

(ii) The rights of indemnification provided in this Section 5(a) shall be in addition to any rights to which a Protected Person may otherwise be entitled by contract or as a matter of law, and shall extend to each of such Protected Person’s heirs, successors and assigns.

6. Activities of the Administrator. The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each Affiliate is free to render services to others. It is understood that board members, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its Affiliates, as board members, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and board members, officers, members, managers, employees, partners and shareholders of the Administrator and its Affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

7. Duration and Termination.

(a) This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 120 days’ written notice, by the Fund or by the Administrator. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration, and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as and to the extent applicable.

(b) This Agreement shall continue in effect for two (2) years from the date hereof, or to the extent consistent with the requirements of the Investment Company Act, from the date of the Fund’s election to be regulated as a BDC under the Investment Company Act, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s Board members who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

8. Amendments of this Agreement. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act.

10. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND

By:	/s/ Eric Muller
Name:	Eric Muller
Title:	Chief Executive Officer

OHA PRIVATE CREDIT ADVISORS LLC

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Vice President